Exhibit 3(i)

Restated Certificate of Incorporation of General Electric Company1

Section 1. Name

The name of the corporation is General Electric Company.

Section 2. Purposes

The purposes of the corporation are as follows:

A.
To manufacture, process, construct, develop, assemble, and produce in any way, to sell, lease, supply, and distribute in any way, to purchase, lease, mine, extract, and acquire in any way, to own, operate, experiment with, deal in, service, finance, and use in any way, equipment, apparatus, appliances, devices, structures, materials, processes, information, tangible and intangible property, services and systems of every kind, nature and description:

1. for any electrical, or energy-conversion, application or purpose, including but not limited to the production, transmission, distribution, storage, regulation, control and use in any manner of electricity, or in any way connected with or deriving from any electrical, or energy-conversion, application or purpose, and,

2.for any other application or purpose, whatsoever, including but not limited to industrial, utility, consumer, defense, governmental, scientific, educational, cultural, financial, recreational, agricultural, transportation, construction, mining, and communication applications or purposes.

B.
To conduct studies and research and development, and to engage in any other activity relating to the development, application, and dissemination of information concerning science, technology, and other fields of endeavor.

C.
To acquire by purchase, subscription or otherwise all or part of any interest in the property, assets, business, or good will of any corporation, association, firm, or individual, and to dispose of, or otherwise deal with, such property, assets, business or good will.

D.
To engage in any activity which may promote the interests of the corporation, or enhance the value of its property, to the fullest extent permitted by law, and in furtherance of the foregoing purposes to exercise all powers now or hereafter granted or permitted by law, including the powers specified in the New York Business Corporation Law.

Section 3. Authorized Shares

A.	General Authorization

The aggregate number of shares which the corporation is authorized to issue is 13,250,000,000 shares, consisting of:

1 Text of Certificate of Incorporation as set forth in the Restated Certificate of Incorporation filed with the Department of State of New York on January 16, 2014, as amended by the Certificate of Amendment dated December 2, 2015, the Certificate of Amendment dated January 19, 2016, the Certificate of Change dated September 1, 2016 and the Certificate of Amendment dated May 13, 2019. General Electric Company was created by a Special Act of the New York Legislature, Chapter 323, Laws of 1892, effective April 15, 1892.

1.	13,200,000,000 shares of common stock having a par value of $0.06 per share; and

2.	50,000,000 shares of preferred stock having a par value of $1 per share.

B.	Preferred Stock

1.The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)    The number of shares constituting that series and the distinctive designation of that series;

(b)    The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates;

(c)    Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)    Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)    Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)    The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(g)    Any other relative rights, preferences and limitations of that series.

2.Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period.

3.Series A, Series B and Series C of Preferred Stock
(a)Designation. Three series of preferred stock designated the “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A” (hereinafter called “Series A”), “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B” (hereinafter called “Series B”) and “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C” (hereinafter called “Series C,” and together with the Series A and the Series B, the “Preferred Stock”) are established and the authorized number of shares that shall constitute each such series of Preferred Stock is as follows:
(i)2,777,625 shares of Series A, $1.00 par value per share and having a liquidation preference of $1,000 per share;
(ii)2,072,525 shares of Series B, $1.00 par value per share and having a liquidation preference of $1,000 per share; and

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(iii)1,094,100 shares of Series C, $1.00 par value per share and having a liquidation preference of $1,000 per share.
Such number of shares of each series of Preferred Stock may be increased or decreased by resolution of the Board of Directors (or a duly authorized committee thereof); provided, however, that no decrease shall reduce the number of shares of any series of Preferred Stock to less than the number of shares of such series of Preferred Stock then issued and outstanding plus the number of shares of such series of Preferred Stock issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation. The “original issue date” of the shares of each series of the Preferred Stock shall be December 3, 2015. Shares of any outstanding series of Preferred Stock that are redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.
(b)    Ranking. The shares of the Preferred Stock shall rank:
(i)    senior, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, to the common stock and to any other class or series of capital stock of the corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks junior to each series of the Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be (collectively, such common and such other capital stock, “Junior Securities”); and
(ii)    on a parity, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, with any other class or series of capital stock of the corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks junior to each series of the Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be (collectively, such other capital stock, “Parity Securities”).
Each series of Preferred Stock shall rank on a parity, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, with each of the other series of Preferred Stock.
The corporation may authorize and issue additional shares of Junior Securities and Parity Securities without the consent of the holders of the Preferred Stock. The corporation may not issue any class or series of capital stock of the corporation that, by its terms, expressly provides that it ranks senior to the Preferred Stock with respect to the payment of dividends or distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be.
(c)    Dividends. (i) Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee thereof), out of assets legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of each series of the Preferred Stock at a rate equal to:
(1)    with respect to Series A:
(i)    4.00% per annum for each semi-annual dividend period from and including the original issue date to, but excluding, June 15, 2022 (the “Series A Fixed Rate Period”),

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(ii)    three-month LIBOR plus a spread of 2.28% per annum, for each quarterly dividend period from and including June 15, 2022 to, but not including, the redemption date of the Series A, if any (the “Series A Floating Rate Period”);
(2)    with respect to Series B:
(i)    4.10% per annum for each semi-annual dividend period from and including the original issue date to, but excluding, December 15, 2022 (the “Series B Fixed Rate Period”);
(ii)    three-month LIBOR plus a spread of 2.32% per annum, for each quarterly dividend period from and including December 15, 2022 to, but not including, the redemption date of the Series B, if any (the “Series B Floating Rate Period”);
(3)    with respect to Series C:
(i)    4.20% per annum for each semi-annual dividend period from and including the original issue date to, but excluding, June 15, 2023 (the “Series C Fixed Rate Period,” and together with the Series A Fixed Rate Period and the Series B Fixed Rate Period, the “Fixed Rate Periods”); and
(ii)    three-month LIBOR plus a spread of 2.37% per annum, for each quarterly dividend period from and including June 15, 2023 to, but not including, the redemption date of the Series C, if any (the “Series C Floating Rate Period,” and together with the Series A Floating Rate Period and the Series B Floating Rate Period, the “Floating Rate Periods”).
In the event the corporation issues additional shares of any series of Preferred Stock after the original issue date for such series, any dividends on such additional shares shall accrue from the issue date of such additional shares.
References to the “accrual” (or similar terms) of dividends on each series of the Preferred Stock refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
(ii)    When, as and if declared by the Board of Directors (or a duly authorized committee thereof), dividends will be payable on each series of the Preferred Stock on the following dates (each such date, a “dividend payment date”):
(1)    with respect to Series A:
(i)    during the Series A Fixed Rate Period, dividends will be payable semi-annually, in arrears, on June 15 and December 15 of each year, beginning on December 15, 2015 and ending on June 15, 2022;
(ii)    during the Series A Floating Rate Period, dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2022;
(2)    with respect to Series B:

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(i)    during the Series B Fixed Rate Period, dividends will be payable semi-annually, in arrears, on June 15 and December 15 of each year, beginning on December 15, 2015 and ending on December 15, 2022;
(ii)    during the Series B Floating Rate Period, dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2023;
(3)    with respect to Series C:
(i)    during the Series C Fixed Rate Period, dividends will be payable semi-annually, in arrears, on June 15 and December 15 of each year, beginning on December 15, 2015 and ending on June 15, 2023; and
(ii)    during the Series C Floating Rate Period, dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2023.
In the event that any dividend payment date during a Fixed Rate Period on which dividends would otherwise be payable is not a Business Day, the dividend payment date will be postponed to the next day that is a Business Day, without any adjustment to the dividend amount. In the event that any dividend payment date during a Floating Rate Period on which dividends would otherwise be payable is not a Business Day, the dividend payment date will be postponed to the next day that is a Business Day and dividends will accrue to, but exclude, the date dividends are paid. However, if the postponement would cause the dividend payment date to fall in the next calendar month during a Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding Business Day. A “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.
(iii)    Dividends will be payable to holders of record of the Preferred Stock as they appear on the corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, no earlier than 30 calendar days before the applicable dividend payment date, as shall be fixed by the Board of Directors (or a duly authorized committee thereof).
(iv)    A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date (without giving effect during a Fixed Rate Period to any adjustment of the dividend payment date because any such date is not a Business Day), except that the initial dividend period during a Fixed Rate Period will commence on and include the original issue date of the relevant series of the Preferred Stock. Dividends payable on the Preferred Stock for a Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock for a Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, unless the corporation defaults in the redemption (which would include a default in the payment of the redemption price) of the shares of the Preferred Stock called for redemption.
(v)    The dividend rate for each dividend period in a Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination

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date” for the dividend period. The calculation agent then will add the spread of (a) 2.28% (in respect of the Series A), (b) 2.32% (in respect of the Series B) and (c) 2.37% (in respect of the Series C), in each case, per annum, to the three-month LIBOR as determined on the dividend determination date. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for any series of Preferred Stock will be binding and conclusive on the holders of any such series of Preferred Stock, the transfer agent and the corporation. The calculation agent will notify the corporation of each determination of the dividend rate and will make the dividend rate available to any stockholder upon request.
A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
The “calculation agent” means, at any time, the person or entity appointed by the corporation and serving as such agent at such time. The corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the corporation shall use its best efforts to ensure that there is, at all relevant times when any series of Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The calculation agent may be a person or entity affiliated with the corporation.
The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” (or its equivalent on Bloomberg) at approximately 11:00 a.m., London time, on the relevant dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, the corporation will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. The corporation shall notify the calculation agent of the quotations. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest
.00001 of 1%) of the quotations provided. Otherwise, the corporation will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided to the calculation agent by the corporation, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period.
(vi)    Dividends on each series of the Preferred Stock will not be cumulative and will not be mandatory. If the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on any series of Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and the corporation will have no obligation to pay any dividend for that dividend period, whether or not the Board of Directors (or a duly authorized committee thereof) declares a dividend for any future dividend period on such series of Preferred Stock, any other series of Preferred Stock or on any other series of the corporation’s preferred stock or common stock.

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(vii)    While any series of the Preferred Stock remains outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of such series of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
(1)    no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities (other than (i) a dividend payable solely in Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption, repurchase or exchange of any rights under any such plan);
(2)    no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the corporation, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the corporation) (other than (i) as a result of a reclassification of Junior Securities for or into other Junior Securities, (ii) the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged); and
(3)    no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the corporation, directly or indirectly (other than (i) pursuant to offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Securities; (ii) by conversion into or exchange for Junior Securities; (iii) as a result of a reclassification of Parity Securities for or into other Parity Securities; (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities; (v) purchases, redemptions or other acquisitions of shares of the Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or (vi) the purchase of fractional interests in shares of Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged).
For the avoidance of doubt, nothing in this paragraph (vii) shall limit the corporation from taking any of the actions set forth in this paragraph (vii) after the original issue date of the Preferred Stock and prior to the first dividend payment date.
(viii)    When dividends are not paid in full upon the shares of any series of Preferred Stock and any Parity Securities, all dividends declared upon shares of any series of Preferred Stock and any Parity Securities will be declared on a proportional basis so that the ratio of dividends to be declared on any such series of Preferred Stock for the then-current dividend period to dividends to be declared on any Parity Securities is the same as the ratio of accrued but undeclared dividends on such series of Preferred Stock for the then-current dividend period to accrued but undeclared dividends, including any accumulations in the case of Parity Securities that accrue cumulative dividends, on any Parity Securities.

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(ix)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors (or a duly authorized committee thereof), may be declared and paid on the corporation’s Junior Securities and the corporation’s Parity Securities from time to time out of any assets legally available for such payment, and the holders of the Preferred Stock shall not be entitled to participate in any such dividend.
(d)    Liquidation. (i) Upon any liquidation, dissolution or winding up of the business and affairs of the corporation, either voluntarily or involuntarily, holders of each series of the Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, out of assets of the corporation available for distribution to stockholders before the corporation makes any distribution of assets to the holders of the corporation’s Junior Securities. Distributions will be made only to the extent of the corporation’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to each series of the Preferred Stock and any other shares of the corporation’s stock ranking equally as to such distribution. Holders of Preferred Stock will not be entitled to any other amounts from the corporation after they have received their full liquidating distribution.
(ii)    In any such distribution, if the assets of the corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of each series of the Preferred Stock and all holders of any Parity Securities, the amounts paid to the holders of the Preferred Stock and any Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of each series of the Preferred Stock and any Parity Securities, the holders of the corporation’s Junior Securities shall be entitled to receive all remaining assets of the corporation according to their respective rights and preferences.
(iii)    For purposes of this section, the merger or consolidation of the corporation with any other entity, including a merger or consolidation in which the holders of the Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the business and affairs of the corporation.
(e)    Redemption. (i) Each series of the Preferred Stock is perpetual and has no maturity date. None of the series of the Preferred Stock is subject to any mandatory redemption, sinking fund or other similar provisions. The corporation may redeem, to the extent of lawfully available funds, any of the Preferred Stock at the option of the corporation, in whole or in part, from time to time, on any dividend payment date on or after June 15, 2022 (in respect of the Series A), December 15, 2022 (in respect of the Series B) or June 15, 2023 (in respect of the Series C), in each case, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
(ii)    If shares of any series of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if such shares of the Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of such shares of Preferred Stock to be redeemed from the holder; (iii) the

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redemption price; (iv) the place or places where the certificates evidencing shares of the Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of the Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of any shares of the Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends without accumulation of any undeclared dividends.
(iii)    In case of any redemption of only part of the shares of a series of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the corporation may determine to be equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee thereof) shall have full power and authority to prescribe the terms and conditions upon which shares of the Preferred Stock shall be redeemed from time to time.
(iv)    The holders of the Preferred Stock do not have the right to require the redemption or purchase by the corporation of any of the shares of any of the series of the Preferred Stock.
(f)    Voting Rights. (i) Except as provided below or as expressly required by law, the holders of shares of Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the corporation’s common stock.
(ii)    Each share of each series of the Preferred Stock will have one vote whenever it is entitled to voting rights. If the corporation redeems or calls for redemption all outstanding shares of each series of the Preferred Stock and irrevocably deposits in trust sufficient funds to effect such redemption, the shares of each series of the Preferred Stock will not be deemed outstanding for the purpose of voting and the voting provisions with respect to the Preferred Stock shall not apply.
(iii)    If the corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of any series of the Preferred Stock or any other series of preferred stock upon which equivalent voting rights have been conferred for three semi-annual or six quarterly dividend periods, whether or not consecutive, the number of directors of the corporation shall automatically be increased by two at the corporation’s first annual meeting of shareholders held thereafter, and shall remain increased until continuous noncumulative dividends for at least one year on all outstanding shares of each series of the Preferred Stock and any other series of preferred stock upon which equivalent voting rights have been conferred shall have been paid, or declared and set apart for payment, in full. At such annual meeting, the holders of the shares of Preferred Stock and all series of other preferred stock upon which equivalent voting rights have been conferred, shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon the payments, or the declarations and setting apart for payments, in full, of continuous noncumulative dividends for at least one year on all outstanding shares of each series of the Preferred Stock and any other series of preferred stock upon which equivalent voting rights have been conferred, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall automatically be reduced by two, and such voting right of the holders of shares of each series of the Preferred Stock and such other series of

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preferred stock upon which equivalent voting rights have been conferred shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for three semi-annual or six quarterly dividend periods, whether or not consecutive, as described above.
The holders of each series of the Preferred Stock, together with holders of shares of other preferred stock entitled to elect members of the Board of Directors, voting together as a class, may remove and replace (without cause) either of the members of the Board of Directors they elected. If the office of either such member of the Board of Directors becomes vacant for any reason other than removal, the remaining member of the Board of Directors elected in accordance with this paragraph (iii) may choose a successor who will hold office for the unexpired term of the vacant office.
(iv)    For purposes of the voting rights provided under Section 804 or any other provision of Article 8 (or any successor provision) of the New York Business Corporation Law, the granting of additional voting rights to holders of the Preferred Stock shall be deemed to not adversely affect the rights of the holders of shares of the Preferred Stock and shall be permitted without the consent or vote of any such holders.
(g)    Conversion Rights. The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the corporation.
(h)    Preemptive Rights. The holders of shares of Preferred Stock will have no preemptive rights with respect to any shares of the corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
(i)    Purchase. The corporation may purchase and sell the Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors (or any duly authorized committee thereof) may determine.
(j)    Certificates. Except as otherwise expressly provided below, each series of the Preferred Stock shall be issued solely in the form of one or more permanent global stock certificates (each a “Global Certificate”) registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor. No Global Certificate may be exchanged in whole or in part for certificates registered, and no transfer of a Global Certificate in whole or in part may be registered, in the name of any person other than the Depositary for such Global Certificate or a nominee thereof unless (A) such Depositary (i) has notified the corporation that it is unwilling or unable to continue its services as Depositary for such Global Certificate and no successor Depositary has been appointed within 90 days after such notice or (ii) ceases to be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when the Depositary is required to be so registered to act as the depositary and so notifies the corporation, and no successor Depositary has been appointed within 90 days after such notice or the corporation becoming aware that the Depositary is no longer so registered or (B) the corporation determines at any time that any series of the Preferred Stock shall no longer be represented by Global Certificates and shall inform such Depositary of such determination. In the event of the occurrence of any of the events specified in the preceding sentence, the corporation will promptly make available to the transfer agent a reasonable supply of certificates for such affected series of the Preferred Stock in definitive, fully registered form.
For purposes of the foregoing, “Depositary” means a “clearing agency” registered under Section 17A of the Exchange Act that is designated by the corporation to act as depositary for each series of the Preferred Stock.

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Global Certificates may include legends in substantially the following form and/or such other notations, legends or endorsements required by law, stock exchange rules, the Depositary or agreements to which the corporation is subject:
“THIS STOCK CERTIFICATE IS A PERMANENT GLOBAL STOCK CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF INCORPORATION AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS CERTIFICATE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CERTIFICATE OF INCORPORATION AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

4.	Series D of Preferred Stock
(a)    Designation. A series of preferred stock designated the “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D” (hereinafter called “Series D”) is established and the authorized number of shares that shall constitute such series is 5,944,250 shares, $1.00 par value per share and having a liquidation preference of $1,000 per share.
Such number of shares of Series D may be increased or decreased by resolution of the Board of Directors (or a duly authorized committee thereof); provided, however, that no decrease shall reduce the number of shares of Series D to less than the number of shares of Series D then issued and outstanding plus the number of shares of Series D issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation. The “original issue date” of the shares of Series D shall be January 20, 2016. Any outstanding shares of Series D that are redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.
(b)    Ranking. The shares of Series D shall rank:
(i)    senior, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, to the common stock and to any other class or series of capital stock of the corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks junior to the shares of Series D with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be (collectively, such common and such other capital stock, “Junior Securities”); and
(ii)    on a parity, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, with any other class or series of capital stock of the corporation now or hereafter authorized, issued or outstanding that, by its terms, does not

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expressly provide that it ranks junior to the shares of Series D with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be (collectively, such other capital stock, “Parity Securities”).
The Series D shall rank on a parity, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up, with each series of preferred stock issued by the corporation prior to the original issue date of the Series D.
The corporation may authorize and issue additional shares of Junior Securities and Parity Securities without the consent of the holders of the shares of Series D. The corporation may not issue any class or series of capital stock of the corporation that, by its terms, expressly provides that it ranks senior to the shares of Series D with respect to the payment of dividends or distributions of assets upon liquidation, dissolution or winding up of the corporation, as the case may be.
(c)    Dividends. (i) Holders of the shares of Series D will be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee thereof), out of assets legally available for the payment of dividends, non-cumulative cash dividends based on the liquidation preference of the Series D at a rate equal to:
(1)    5.00% per annum for each semi-annual dividend period from and including the original issue date to, but excluding, January 21, 2021 (the “Series D Fixed Rate Period”); and
(2)    three-month LIBOR plus a spread of 3.33% per annum, for each quarterly dividend period from and including January 21, 2021 to, but not including, the redemption date of the Series D, if any (the “Series D Floating Rate Period”).
In the event the corporation issues additional shares of Series D after the original issue date, any dividends on such additional shares shall accrue from the issue date of such additional shares.
References to the “accrual” (or similar terms) of dividends on the Series D refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
(ii)    When, as and if declared by the Board of Directors (or a duly authorized committee thereof), dividends will be payable on Series D on the following dates (each such date, a “dividend payment date”):
(1)    during the Series D Fixed Rate Period, dividends will be payable semi-annually, in arrears, on June 15 and December 15 of each year, beginning on June 15, 2016 (provided that the final semi-annual dividend period during the Series D Fixed Rate Period will be from December 15, 2020 to, but excluding, January 21, 2021 and the final dividend payment date with respect to the Series D Fixed Rate Period will be January 21, 2021); and
(2)    during the Series D Floating Rate Period, dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2021. The initial quarterly dividend period during the Series D Floating Rate Period will be from January 21, 2021 to, but excluding, March 15, 2021.
In the event that any dividend payment date during the Series D Fixed Rate Period on which dividends would otherwise be payable is not a Business Day, the dividend payment date will be

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postponed to the next day that is a Business Day, without any adjustment to the dividend amount. In the event that any dividend payment date during the Series D Floating Rate Period on which dividends would otherwise be payable is not a Business Day, the dividend payment date will be postponed to the next day that is a Business Day and dividends will accrue to, but exclude, the date dividends are paid. However, if the postponement would cause the dividend payment date to fall in the next calendar month during the Series D Floating Rate Period, the dividend payment date will instead be brought forward to the immediately preceding Business Day. A “Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.
(iii)    Dividends will be payable to holders of record of the shares of Series D as they appear on the corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, no earlier than 30 calendar days before the applicable dividend payment date, as shall be fixed by the Board of Directors (or a duly authorized committee thereof).
(iv)    A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date (without giving effect during the Series D Fixed Rate Period to any adjustment of the dividend payment date because any such date is not a Business Day), except that the initial dividend period during the Series D Fixed Rate Period will commence on and include the original issue date of the Series D. Dividends payable on the Series D for the Series D Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series D for the Series D Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series D will cease to accrue on the redemption date, if any, unless the corporation defaults in the redemption (which would include a default in the payment of the redemption price) of the shares of Series D called for redemption.
(v)    The dividend rate for each dividend period in the Series D Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination date” for the dividend period. The calculation agent then will add the spread of 3.33% per annum to the three-month LIBOR as determined on the dividend determination date. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Series D will be binding and conclusive on the holders of shares of Series D, the transfer agent and the corporation. The calculation agent will notify the corporation of each determination of the dividend rate and will make the dividend rate available to any stockholder upon request.
A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
The “calculation agent” means, at any time, the person or entity appointed by the corporation and serving as such agent at such time. The corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the corporation shall use its best efforts to ensure that there is, at all relevant times when any shares of Series D are outstanding, a person or entity appointed and serving as such agent. The calculation agent may be a person or entity affiliated with the corporation.
The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate

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appears on Reuters screen page “LIBOR01” (or its equivalent on Bloomberg) at approximately 11:00 a.m., London time, on the relevant dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, the corporation will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. The corporation shall notify the calculation agent of the quotations. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, the corporation will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided to the calculation agent by the corporation, three-month LIBOR will be the arithmetic average (rounded upward, if necessary, to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period.
(vi)    Dividends on the Series D will not be cumulative and will not be mandatory. If the Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series D in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and the corporation will have no obligation to pay any dividend for that dividend period, whether or not the Board of Directors (or a duly authorized committee thereof) declares a dividend for any future dividend period on the Series D or on any other series of the corporation’s preferred stock or common stock.
(vii)    While the Series D remains outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series D have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
(1)    no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities (other than (i) a dividend payable solely in Junior Securities or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption, repurchase or exchange of any rights under any such plan);
(2)    no shares of Junior Securities shall be purchased, redeemed or otherwise acquired for consideration by the corporation, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the corporation) (other than (i) as a result of a reclassification of Junior Securities for or into other Junior Securities, (ii) the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities, (iv) purchases, redemptions or other acquisitions of shares of Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (vi) the

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purchase of fractional interests in shares of Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged); and
(3)    no shares of Parity Securities shall be purchased, redeemed or otherwise acquired for consideration by the corporation, directly or indirectly (other than (i) pursuant to offers to purchase all, or a pro rata portion, of the Series D and such Parity Securities; (ii) by conversion into or exchange for Junior Securities; (iii) as a result of a reclassification of Parity Securities for or into other Parity Securities; (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities; (v) purchases, redemptions or other acquisitions of shares of the Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or (vi) the purchase of fractional interests in shares of Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged).
For the avoidance of doubt, nothing in this paragraph (vii) shall limit the corporation from taking any of the actions set forth in this paragraph (vii) after the original issue date of the Series D and prior to the first dividend payment date.
(viii)    When dividends are not paid in full upon the shares of Series D and any Parity Securities, all dividends declared upon shares of Series D and any Parity Securities will be declared on a proportional basis so that the ratio of dividends to be declared on any Series D for the then-current dividend period to dividends to be declared on any Parity Securities is the same as the ratio of accrued but undeclared dividends on the Series D for the then-current dividend period to accrued but undeclared dividends, including any accumulations in the case of Parity Securities that accrue cumulative dividends, on any Parity Securities.
(ix)    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors (or a duly authorized committee thereof), may be declared and paid on the corporation’s Junior Securities and the corporation’s Parity Securities from time to time out of any assets legally available for such payment, and the holders of shares of Series D shall not be entitled to participate in any such dividend.
(d)    Liquidation. (i) Upon any liquidation, dissolution or winding up of the business and affairs of the corporation, either voluntarily or involuntarily, holders of shares of Series D are entitled to receive a liquidating distribution of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, out of assets of the corporation available for distribution to stockholders before the corporation makes any distribution of assets to the holders of the corporation’s Junior Securities. Distributions will be made only to the extent of the corporation’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series D and pro rata as to the Series D and any other shares of the corporation’s stock ranking equally as to such distribution. Holders of shares of Series D will not be entitled to any other amounts from the corporation after they have received their full liquidating distribution.
(ii)    In any such distribution, if the assets of the corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of shares of Series D and all holders of any Parity Securities, the amounts paid to the holders of shares of Series D and any Parity Securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of shares of Series D and any Parity Securities, the holders of the corporation’s Junior Securities shall be entitled to receive all remaining assets of the corporation according to their respective rights and preferences.

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(iii)    For purposes of this section, the merger or consolidation of the corporation with any other entity, including a merger or consolidation in which the holders of shares of Series D receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the business and affairs of the corporation.
(e)    Redemption. (i) The Series D is perpetual and has no maturity date. The Series D is not subject to any mandatory redemption, sinking fund or other similar provisions. The corporation may redeem, to the extent of lawfully available funds, the Series D, at the option of the corporation, in whole or in part, from time to time, on any dividend payment date on or after January 21, 2021, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.
(ii)    If shares of Series D are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the shares of Series D to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if such shares of Series D are held in book-entry form through The Depository Trust Company, or “DTC”, the corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date; (ii) the number of shares of Series D to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of such shares of Series D to be redeemed from the holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series D are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series D has been duly given and if the funds necessary for such redemption have been irrevocably set aside by the corporation for the benefit of the holders of any shares of Series D so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series D, such shares of Series D shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends without accumulation of any undeclared dividends.
(iii)    In case of any redemption of only part of the shares of Series D at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as the corporation may determine to be equitable. Subject to the provisions hereof, the Board of Directors (or a duly authorized committee thereof) shall have full power and authority to prescribe the terms and conditions upon which shares of Series D shall be redeemed from time to time.
(iv)    The holders of the shares of Series D do not have the right to require the redemption or purchase by the corporation of any of the shares of Series D.
(f)    Voting Rights. (i) Except as provided below or as expressly required by law, the holders of shares of Series D shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the corporation’s common stock.
(ii)    Each share of Series D will have one vote whenever it is entitled to voting rights. If the corporation redeems or calls for redemption all outstanding shares of Series D and irrevocably deposits in trust sufficient funds to effect such redemption, the shares of Series D will not be deemed outstanding for the purpose of voting and the voting provisions with respect to the Series D shall not apply.

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(iii)    If the corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of Series D or any other series of preferred stock upon which equivalent voting rights have been conferred for three semi-annual or six quarterly dividend periods, whether or not consecutive, the number of directors of the corporation shall automatically be increased by two at the corporation’s first annual meeting of shareholders held thereafter, and shall remain increased until continuous noncumulative dividends for at least one year on all outstanding shares of Series D and any other series of preferred stock upon which equivalent voting rights have been conferred shall have been paid, or declared and set apart for payment, in full. At such annual meeting, the holders of the shares of Series D and all series of other preferred stock upon which equivalent voting rights have been conferred, shall have the right, voting as a class, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon the payments, or the declarations and setting apart for payments, in full, of continuous noncumulative dividends for at least one year on all outstanding shares of Series D and any other series of preferred stock upon which equivalent voting rights have been conferred, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall automatically be reduced by two, and such voting right of the holders of shares of Series D and such other series of preferred stock upon which equivalent voting rights have been conferred shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for three semi-annual or six quarterly dividend periods, whether or not consecutive, as described above.
The holders of shares of Series D, together with holders of shares of other preferred stock entitled to elect members of the Board of Directors, voting together as a class, may remove and replace (without cause) either of the members of the Board of Directors they elected. If the office of either such member of the Board of Directors becomes vacant for any reason other than removal, the remaining member of the Board of Directors elected in accordance with this paragraph (iii) may choose a successor who will hold office for the unexpired term of the vacant office.
(iv)    For purposes of the voting rights provided under Section 804 or any other provision of Article 8 (or any successor provision) of the New York Business Corporation Law, the granting of additional voting rights to holders of shares of Series D shall be deemed to not adversely affect the rights of the holders of shares of Series D and shall be permitted without the consent or vote of any such holders.
(g)    Conversion Rights. The Series D will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the corporation.
(h)    Preemptive Rights. The holders of shares of Series D will have no preemptive rights with respect to any shares of the corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
(i)    Purchase. The corporation may purchase and sell the Series D from time to time to such extent, in such manner, and upon such terms as the Board of Directors (or any duly authorized committee thereof) may determine.
(j)    Defined terms. Terms defined in this Section 3.B.4 shall have such meaning when used in this Section 3.B.4 only.
C. Preemptive Rights

No present or future holder of any shares of the corporation of any class or series, whether heretofore or hereafter issued, shall have any preemptive rights with respect to (1) any shares of the corporation of any

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class or series, or (2) any other security of the corporation (including bonds and debentures) convertible into or carrying rights or options to purchase such shares.

Section 4. Office

The office of the corporation is located in the City of Schenectady, County of Schenectady, State of New York.

Section 5. By-laws

The by-laws may be amended or repealed, and new by-laws may be adopted, by the shareholders or the Board of Directors, except that the Board of Directors shall have no authority to amend or repeal any by-law which is adopted by the shareholders after April 20, 1948, unless such authority is granted to the Board by the specific provisions of a by-law adopted by the shareholders.

Section 6. Directors

The Board of Directors of the corporation shall consist of not less than seven directors, the exact number to be determined pursuant to procedures set forth in the by-laws.

A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

The vote required for election of a director by the shareholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of shareholders. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

Section 7. Agent for Process

The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him or her is Vice President, Litigation, General Electric Company, 41 Farnsworth Street, Boston, MA 02210.

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